Exhibit 5.1

314.444.7600 (phone) 314.241.6056 (fax) www.lewisrice.com	Attorneys at Law	600 Washington Avenue Suite 2500 St. Louis, Missouri 63101

March 4 , 2011

FutureFuel Corp.
8235 Forsyth Blvd., 4th Floor
Clayton, Missouri  63105

RE:         FutureFuel Corp. Registration on Form S-3
$50,000,000 Proposed Maximum Aggregate Offering Price

Ladies and Gentlemen:

We have acted as counsel to FutureFuel Corp., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company under the Securities Act of 1933, as amended (the "Securities Act") relating to possible offerings by the Company, from time to time, of up to $50,000,000 aggregate amount of the following securities of the Company: (i) shares of common stock, par value $0.0001 per share (the "Common Stock"); (ii) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"); (iii) warrants to purchase Common Stock, Preferred Stock or Units (the "Warrants"), which may be issued under warrant agreements (each, a "Warrant Agreement"), to be dated on or about the date of first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the "Warrant Agent") and the Company; (iv) rights to purchase Common Stock, Preferred Stock or Units (the "Rights"), which may be issued under rights agreements (each, a "Rights Agreement"), to be dated on or about the date of first issuance of the applicable Rights thereunder, by and between a rights agent to be selected by the Company (the "Rights Agent"), and the Company; (v) units comprised of one or more shares of Common Stock, Preferred Stock, Warrants or Rights, in any combination (the "Units"), which may be issued under unit agreements (each, a "Unit Agreement"), to be dated on or about the date of first issuance of the applicable Units thereunder, by and between a unit agent to be selected by the Company (the "Unit Agent"), and the Company.  (The Common Stock, Preferred Stock, Warrants, Rights and Units are sometimes collectively referred to herein as the "Securities", and individually as a “Security”).

The Registration Statement, and the prospectus included therein (the “Prospectus”) provide that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).  This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof (the “Certificate of Incorporation”); (ii) the Bylaws of the Company, as amended through the date hereof (the “Bylaws”); (iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Securities; and (iv) the Registration Statement and Prospectus.  In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. As to the facts upon which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Company.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the legal capacity of natural persons who are signatories to the documents examined by us; the accuracy, completeness and authenticity of certificates of public officials; the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and the legal power and authority of all persons (other than officers of the Company) signing on behalf of the parties to all documents.

With respect to our opinions as to the Common Stock and Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock and/or Preferred Stock, as the case may be, is authorized and available for issuance and that the consideration for the issuance and sale of such Common Stock and/or Preferred Stock (or Warrants, Rights or Units exercisable for or convertible into Common Stock and/or Preferred Stock) is in an amount that is not less than the par value of the Common Stock and/or Preferred Stock, as the case may be.  We have also assumed that any Warrants, Rights or Units offered under the Registration Statement, and the related Warrant Agreements, Rights Agreements or Unit Agreements will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.  We have also assumed that with respect to any Securities being issued upon exercise or conversion of any Warrants, Rights or Units, the applicable Warrant Agreement, Rights Agreement or Unit Agreement will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law (including the statutory provisions and the reported judicial cases interpreting those laws currently in effect), and the laws of the State of Missouri.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.           With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Certification of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise or conversion in accordance with the terms of any Warrants, Rights or Units, will be duly authorized, validly issued, fully paid and nonassessable.

2.           With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company, including adoption of a certificate of designation (“Certificate of Designation”) relating to the Preferred Stock and the filing thereof with the Secretary of State of the State of Delaware; (iii) the issuance and sale of the Preferred Stock do not violate any applicable law, are in conformity with the Certification of Incorporation, Certificate of Designation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise or conversion in accordance with the terms of any Warrants, Rights or Units, will be duly authorized, validly issued, fully paid and nonassessable.

3.           With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplements, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation (including any Certificate of Designation if Preferred Stock is covered by such Warrants) and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.           With respect to the Rights issued under the Rights Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered and filed as required by such laws; (ii) the Rights Agreement has been duly authorized by the Company and the Rights Agent by all necessary corporate action; (iii) the Rights Agreement has been duly executed and delivered by the Company and the Rights Agent; (iv) the issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Rights and of their issuance and sale have been duly established in conformity with the Rights Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplements, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation (including any Certificate of Designation if Preferred Stock is covered by such Rights) and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Rights have been duly executed and delivered by the Company and authenticated by the Rights Agent pursuant to the Rights Agreement and delivered against payment therefor, then the Rights, when issued and sold in accordance with the Rights Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.           With respect to the Units issued under the Unit Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered and filed as required by such laws; (ii) the Unit Agreement has been duly authorized by the Company and the Unit Agent by all necessary corporate action; (iii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Agent; (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplements, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation (including any Certificate of Designation if Preferred Stock is covered by such Units) and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units have been duly executed and delivered by the Company and authenticated by the Unit Agent pursuant to the Unit Agreement and delivered against payment therefor, then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth herein as to enforceability of obligations of the Company are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the prospectus, within the meaning of the term "expert," as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Sincerely,
LEWIS, RICE & FINGERSH, L.C.

/s/ Lewis, Rice & Fingersh, L.C.